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                                                                    EXHIBIT 6.B.



                     CONSENT OF SCOTT V. CARNEY, FSA, MAAA


                                 April 17, 2002


Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

Directors:

     I hereby consent to the reference to my name under the caption "Experts" in the prospectus included in Post-Effective Amendment No. 9 to the Registration Statement on Form S-6 for certain flexible premium variable life insurance policies issued through the Providentmutual Variable Life Separate Account of Providentmutual Life and Annuity Company of America (File No. 33-83138).


                                             Sincerely,


                                             /s/ Scott V. Carney
                                             ---------------------------
                                             Scott V. Carney, FSA, MAAA
                                             Actuary